This Instrument Contains After-Acquired Property Provisions



             This Instrument Grants a Security Interest by a Utility

                         Texas-New Mexico Power Company
                   (Formerly Community Public Service Company)

                                       To

                      U.S. Bank Trust National Association,
                                     Trustee




                       Twenty-Sixth Supplemental Indenture

                                   Dated as of
                                 January 1, 1999

                              --------------------


                          Supplemental to and Modifying

                              Indenture of Mortgage
                                       and
                                  Deed of Trust
                          Dated as of November 1, 1944
                         (as supplemented and modified)






          This Instrument Contains After-Acquired Property Provisions.

                              ------------------

            This Instrument Grants a Security Interest by a Utility.

                              ------------------

          This is a Security Agreement granting a Security Interest in
           Chattels including Chattels affixed to Realty as well as a
         Mortgage and Deed of Trust upon Real Estate and Other Property

         THIS TWENTY-SIXTH SUPPLEMENTAL INDENTURE, dated as of January 1, 1999, between Texas-New Mexico Power Company (formerly Community Public Service Company), as debtor, a Texas corporation (the "Company"), whose mailing address and address of its principal place of business is 4100 International Plaza, P.O. Box 2943, Fort Worth, Texas 76113, and U.S. Bank Trust National Association, formerly First Trust National Association, formerly First Trust of Illinois,
National Association (the "Trustee"), (which is successor trustee to Bank of America Illinois, a banking corporation organized under the laws of Illinois, which was formerly known, at various times, as Continental Bank, a banking corporation organized under the laws of Illinois, Continental Bank, National Association, and Continental Illinois National Bank and Trust Company of Chicago (the "Predecessor Trustee")), as Trustee and secured party, and having its principal place of business and mailing address at 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601:

         WHEREAS, Community Public Service Company, a Delaware corporation the "Predecessor Company"), has heretofore executed and delivered to the City National Bank and Trust Company of Chicago (the "Original Trustee"), an Indenture of Mortgage and Deed of Trust dated as of November 1, 1944 (the "Original Indenture," capitalized terms used herein and not otherwise defined herein shall have the same meaning as set forth in the Original Indenture), to secure as provided therein, its bonds (in the Original Indenture and herein called the "Bonds") to be designated generally as its "First Mortgage Bonds" and to be issued in one or more series as provided in the Original Indenture; and

         WHEREAS, the Predecessor Company has heretofore executed and delivered to the Original Trustee six indentures supplemental to the Original Indenture, which supplemental indentures were dated as of March 1, 1947, January 1, 1949, January 1, 1952, March 1, 1954, June 1, 1957 and June 1, 1961, respectively; and

         WHEREAS, simultaneously with the merger of the Predecessor Company into the Company, the Company has executed and delivered a Seventh Supplemental Indenture, dated as of May 1, 1963, to Continental Illinois National Bank and Trust Company of Chicago (into which on September 1, 1961, the Original Trustee was merged) as Predecessor Trustee; and

         WHEREAS, the Company has executed and delivered to the Predecessor Trustee an Eighth Supplemental Indenture dated as of July 1, 1963; a Ninth Supplemental Indenture dated as of August 1, 1965; a Tenth Supplemental Indenture dated as of May 1, 1966; an Eleventh Supplemental Indenture dated as of October 1, 1969; a Twelfth Supplemental Indenture dated as of May 1, 1971; a Thirteenth Supplemental Indenture dated as of July 1, 1974; a Fourteenth Supplemental Indenture dated as of March 1, 1975; a Fifteenth Supplemental Indenture dated as of September 1, 1976; a Sixteenth Supplemental Indenture dated as of November 1, 1981; a Seventeenth Supplemental Indenture dated as of December 1, 1982; an Eighteenth Supplemental Indenture dated as of September 1, 1983; a Nineteenth Supplemental Indenture dated as of May 1, 1985; a Twentieth Supplemental Indenture dated as of July 1, 1987; a Twenty-First Supplemental Indenture dated as of July 1, 1989; a Twenty-Second Supplemental Indenture dated as of January 15, 1992; a Twenty-Third Supplemental Indenture dated as of September 15, 1993; a Twenty-Fourth Supplemental Indenture dated as of November 3, 1995 and a Twenty-Fifth Supplemental Indenture dated as of September 10, 1996;

         WHEREAS, pursuant to the Original Indenture, as heretofore supplemented and modified, there have been executed, authenticated and delivered $100,000,000 in original principal amount of First Mortgage Bonds of Series U, 9 1/4% due 2000, of which $100,000,000 in principal amount remain outstanding; and

         WHEREAS, Continental Illinois National Bank and Trust Company of Chicago changed its name to Continental Bank, National Association, effective December 12, 1988; Continental Bank, National Association changed its name to Continental Bank, effective June 29, 1994; and Continental Bank changed its name to Bank of America Illinois effective September 1, 1994; and

         WHEREAS, on August 21, 1995 Bank of America Illinois and certain of its affiliates and First Bank National Association (the parent of First Trust of Illinois, National Association) and certain of its affiliates, entered into a Purchase and Assumption Agreement, as supplemented, which provided for the purchase by the Trustee (or an affiliate) of substantially all of the Illinois trust and agency appointments of the Predecessor Trustee, including the appointment under the Original Indenture, as supplemented and modified; and

         WHEREAS, on December 31, 1996, First Trust of Illinois, National Association changed its name to First Trust National Association and on March 30, 1998, First Trust National Association changed its name to U.S. Bank Trust National Association; and

         WHEREAS, pursuant to Section 3-3 of the Illinois Corporate Fiduciary Act (the "Act") and the No-Objection letter No. 95-1021 dated July 21, 1995 from the Illinois Commissioner of Banks and Trust Companies, the sale of the Predecessor Trustee's corporate trust business to another corporate fiduciary will result in automatic succession of the transferred accounts pursuant to the provisions of the Act, provided such succession is not prohibited by the trust instrument's provisions; and

         WHEREAS, the Trustee is qualified and eligible to act as trustee pursuant to the Original Indenture, as supplemented and modified, and the automatic succession is not prohibited by the Original Indenture; and

         WHEREAS, to complete the transfer under the Act, the Trustee and the Predecessor Trustee entered into an Instrument of Transfer and Assignment of Certain Illinois Appointments dated December 8, 1995 whereby the Trustee became the trustee under the Original Indenture, as supplemented and modified; and

         WHEREAS, it is provided in the Original Indenture, among other things, that the Company and the Trustee may, and when so required by the Original Indenture shall, enter into such indentures supplemental thereto as may or shall by them be deemed necessary or desirable and which shall thereafter form a part thereof for the purposes, among others, of (a) subjecting to the lien of the Original Indenture additional property acquired by the Company, (b) providing for the creation of any new series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series, (c) providing for a sinking, amortization, improvement or other analogous funds for the benefit of all or any of the Bonds of any one or more series, of such character and of such amount and upon such terms and conditions as shall be contained in such supplemental indenture; and (d) providing for modifications in the Original Indenture, subject to certain conditions; and

         WHEREAS, the Company has executed and delivered to Chase Bank of Texas, N.A. (the "Senior Debt Trustee") an indenture dated as of January 1, 1999 (the "Senior Debt Indenture") to provide for the issuance from time to time of its debentures, notes, bonds or other evidences of indebtedness; and

         WHEREAS, the Company is entering into an Indenture supplemental to the Senior Debt Indenture dated as of January 1, 1999 (the "First Supplemental Indenture") with the Senior Debt Trustee for the purpose of issuing a series of securities in an aggregate principal amount of $$175,000,000 to be designated the "6 1/4% Senior Notes Due 2009" (the "Senior Notes"); and

         WHEREAS, the First Supplemental Indenture requires, as a condition precedent to the issuance and effectiveness of the Senior Notes, that the Company issue a new series of First Mortgage Bonds to the Senior Debt Trustee in an aggregate principal amount of up to $175,000,000 to secure the payment when due of the Senior Notes until the Release Date (as such term is defined in the First Supplemental Indenture); and

         WHEREAS, the agreements of the parties to the First Supplemental Indenture constitute consideration for the issuance of such First Mortgage Bonds to the Senior Debt Trustee; and

         WHEREAS, the Company desires to, and as required by the First Supplemental Indenture proposes to, create under the Original Indenture a new issue of First Mortgage Bonds, to be designated as First Mortgage Bonds, Series X (the "Bonds of Series X") to be due on January 15, 2009, in an aggregate principal amount of up to $175,000,000 and proposes to issue the same upon the execution of this Twenty-Sixth Supplemental Indenture; and

         WHEREAS, it is the intent of the Company and the Senior Debt Trustee that any payment made in respect to the Company's obligations under the Senior Notes shall be deemed a payment in respect of the Bonds of Series X and all payments which are applied to payment of the outstanding principal balance of the Senior Notes shall be deemed to be payments of principal of the Bonds of Series X and the balance of such Bonds of Series X shall be reduced concurrently with such payment; and

         WHEREAS, it is the intent of the Company and the Senior Debt Trustee that there be no duplication in the obligations paid by the Company under the Senior Notes and the Bonds of Series X, but the payments, if any, of principal of or interest on the Bonds of Series X be applied to payment of the Senior Notes and that the benefits and security of the lien of the Original Indenture, as supplemented and amended, be extended to the Senior Notes until the Release Date by means of the issuance and delivery of the Bonds of Series X to the Senior Debt Trustee for the benefit of the holders of the Senior Notes; and

         WHEREAS,   the  Company  is  required  to  execute  this   Twenty-Sixth
Supplemental Indenture and hereby requests the Trustee to join in this Twenty-Sixth Supplemental Indenture for the purpose, among others, of (i) creating and describing the terms of the Bonds of Series X and (ii) subjecting to the lien of the Original Indenture, as supplemented and modified, additional property (the "Additional Property") acquired by the Company since the execution and delivery of the Twenty-Fifth Supplemental Indenture dated as of September 16, 1996 (the Original Indenture as heretofore supplemented and modified and as supplemented and modified by this Twenty-Sixth Supplemental Indenture being herein sometimes called the "Indenture"); and

         WHEREAS, all acts and proceedings required by law and by the Restated Articles of Incorporation and By-Laws of the Company necessary to make the Bonds of Series X, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding mortgage and deed of trust for the security of all of the First Mortgage Bonds in accordance with its and their terms, have been done and taken; and the execution and delivery of this Twenty-Sixth Supplemental Indenture have been in all respects duly authorized.

         NOW, THEREFORE, THIS TWENTY-SIXTH SUPPLEMENTAL INDENTURE, WITNESSETH, that, in order to secure the payment of the principal of, premium, if any, and interest on all Bonds at any time issued and outstanding under the Indenture, to indirectly secure payment of the principal of, premium, in any, and interest on all Senior Notes at any time issued and outstanding under the Senior Debt
Indenture, according to their tenor, purport and effect, to expressly subject the Additional Property to the lien of the Indenture, and to secure the performance and observance of all the covenants and conditions contained in the Senior Notes and in the Senior Debt Indenture, and to declare the terms and conditions upon and subject to which the Bonds of Series X are to be issued and secured, and for the purpose of confirming the lien of the Original Indenture, as heretofore supplemented and modified, and for and in consideration of the premises and of the mutual covenants contained in the Indenture and of the acceptance of the Bonds of Series X by the holders thereof, and of the sum of $1 to the Company paid by the Trustee at or before the execution and delivery hereof, and for other valuable considerations, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Twenty-Sixth Supplemental Indenture, and by these presents does grant, bargain, sell, convey, assign, transfer, mortgage, pledge, hypothecate, set over and confirm unto the Trustee, the following property, rights, privileges and franchises, to wit:

                                    CLAUSE I.

         All the  property,  real,  personal or mixed,  tangible  or  intangible
(other than that Excepted Property as defined in the Granting Clauses of the Original Indenture) of every kind, character and description which is described in Article Five hereof.

                                   CLAUSE II.

         Without in any way limiting anything in Article Five hereof or hereinafter described, all and singular the lands, real estate, chattels real, interests in lands, leaseholds, ways, rights-of-way, easements, servitudes, permits and licenses, lands under water, riparian rights, franchises, privileges, gas or electric generating plants, natural gas plants, gas storage plants and facilities, gas or electric transmission and distribution systems, gas gathering systems and tap lines, and all apparatus and equipment appertaining thereto, offices, buildings, warehouses and other structures, machine shops, tools, materials and supplies and all property of any nature appertaining to any of the plants, systems, business or operations of the Company, whether or not affixed to the realty, used in the operation of any of the premises or plants or systems or otherwise, which are now owned or which may hereafter be owned or acquired by the Company, other than Excepted Property as defined in the Granting Clauses of the Original Indenture.

                                   CLAUSE III.

         All corporate, Federal, state, municipal and other permits, consents, licenses, bridge licenses, bridge rights, river permits, franchises, grants, privileges and immunities of every kind and description, now belonging to or which may hereafter be owned, held, possessed or enjoyed by the Company
(including those described in Article Five hereof and other than Excepted Property as defined in the Granting Clauses of the Original Indenture) and all renewals, extensions, enlargements and modifications of any of them.

                                   CLAUSE IV.

         Also all other property, real, personal or mixed, tangible or intangible (other than Excepted Property as defined in the Granting Clauses of the Original Indenture) of every kind, character and description and wheresoever situated, whether or not useful in the generation, manufacture, production, transportation, distribution or sale of gas or electricity, now owned or which may hereafter be acquired by the Company, it being the intention hereof that all property, rights and franchises acquired by the Company after the date hereof (other than Excepted Property as defined in the Granting Clauses of the Original Indenture) shall be as fully embraced within and subjected to the lien hereof as if such property were now owned by the Company and were specifically described herein and conveyed hereby.

                                    CLAUSE V.

         Together with all and singular the plants, buildings, improvements, additions, tenements, hereditaments, easements, rights, privileges, licenses and franchises and all other appurtenances whatsoever belonging or in anywise appertaining to any of the property hereby mortgaged or pledged, or intended so to be, or any part thereof, and the reversion and reversions, remainder and remainders, and the rents, revenues, issues, earnings, income, products and profits thereof, and of every part and parcel thereof, and all the estate, right, title, interest, property, claim and demand of every nature whatsoever of the Company at law, in equity or otherwise howsoever, in, of and to such property and every part and parcel thereof.

                                   CLAUSE VI.

         Also any and all property, real, personal, or mixed (including Excepted Property as defined in the Granting Clauses of the Original Indenture), that may, from time to time hereafter, by delivery or by writing of any kind, for the purpose hereof be in anywise subjected to the lien hereof or be expressly conveyed, mortgaged, assigned, transferred, deposited and/or pledged by the Company or by anyone in its behalf or with its consent, to and with the Trustee, which is hereby authorized to receive the same at any and all times as and for additional security and also, when and as in the Indenture provided, as substituted security hereunder, to the extent permitted by law. Such conveyance, mortgage, assignment, transfer, deposit and/or pledge or other creation of lien by the Company or by anyone in its behalf or with its consent of or upon any property as and for additional security may be made subject to any reservations, limitations, conditions and provisions which shall be set forth in an instrument or agreement in writing executed by the Company or the person or corporation conveying, assigning, mortgaging, transferring, depositing and/or pledging the same and/or by the Trustee, respecting the use, management and disposition of the property so conveyed, assigned, mortgaged, transferred, deposited and/or pledged, or the proceeds thereof.

                                EXCEPTED PROPERTY

         There is, however, expressly excepted and excluded from the lien and operation of the Indenture all property specifically excepted under the heading "Excepted Property" of the Granting Clauses of the Original Indenture and all property released or otherwise disposed of pursuant to the provisions of Article Seven of the Original Indenture.

         The Company may, however, pursuant to the provisions of Granting Clause VI above, subject to the lien and operation of the Indenture, all or any part of the Excepted Property as defined in the Granting Clauses of the Original Indenture.

         TO HAVE AND TO HOLD the Trust  Estate  (as  defined in  Paragraph  A of
Section 1.06 of the Original Indenture) and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining, unto the Trustee and its successors and assigns, forever:

         SUBJECT, HOWEVER, to Permitted Encumbrances as defined in Paragraph G of Section 1.07 of the Original Indenture, and with respect to any property which the Company may hereafter acquire, all terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same and to any liens thereon existing, and to any liens for unpaid portions of the purchase money placed thereon, at the time of such acquisitions;

         BUT IN TRUST, NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the Bonds and coupons authenticated and delivered under the Indenture and duly issued by the Company, without any discrimination, preference or priority of any one Bond or coupon over any other by reason of priority in the time of issue, sale or negotiation thereof or otherwise, except as provided in Section 10.02 of the Original Indenture, so that, subject to said Section 10.02 of the Original Indenture, each and all of said Bonds and coupons shall have the same right, lien and privilege under the Original Indenture, as heretofore supplemented and as supplemented by this Twenty-Sixth Supplemental Indenture, and shall be equally secured thereby and hereby and shall have the same proportionate interest and share in the Trust Estate, with the same effect as if all of the Bonds and coupons had been issued, sold and negotiated simultaneously; and in trust for enforcing payment of the principal of the Bonds and of the premium, if any, and interest thereon, according to the tenor, purport and effect of the Bonds and coupons and of the Indenture, and for enforcing the terms, provisions, covenants and stipulations in the Indenture and in the Bonds set forth;

         UPON CONDITION that, until the happening of an Event of Default (as defined in Section 14.01 of the Original Indenture), the Company shall be suffered and permitted to possess, use and enjoy the Trust Estate, except money, securities and other personal property pledged or deposited with or required to be pledged or deposited with the Trustee under the Indenture, and to receive and use the rents, revenues, issues, earnings, income, products and profits therefrom:

                                   ARTICLE ONE

            BONDS OF SERIES X AND CERTAIN PROVISIONS RELATING THERETO

         SECTION 1.01. Terms of Bonds of Series X. There shall be, and hereby is, created a new series of Bonds, known as and entitled "First Mortgage Bonds, Series X, due 2009" (herein referred to as the "Bonds of Series X"), and the form thereof shall be substantially as hereinafter set forth in Section 1.02 hereof. The principal amount of the Bonds of Series X shall not be limited except as provided in Section 2.01 of the Original Indenture (as amended by Section 1.01 of the Thirteenth Supplemental Indenture dated as of July 1, 1974) and except as may be provided in any indenture supplemental thereto. The definitive Bonds of Series X shall be issued only as registered Bonds without coupons of the denomination of $1,000 or any multiple thereof, and of such respective amounts of each of said denominations as may be executed by the Company and delivered to the Trustee for authentication and delivery.

         The Bonds of Series X shall be registered in the name of the Senior Debt Trustee or to any successor trustee under the Senior Debt Indenture for the benefit of the holders of the Senior Notes.

         The Bonds of Series X are to be issued to the Senior Debt Trustee to secure the payment when due of all obligations of the Company under the Senior Notes.

         The Bonds of Series X are to be dated as of January 12, 1999, are to be issued in the aggregate principal amount of $175,000,000 and are to mature on January 15, 2009. The principal of the Bonds of Series X shall be payable in whole or in installments on such date or dates as the Company has any obligation to make any principal payment under the Senior Notes, but not later than [the maturity date of the Senior Notes]. The Bonds of Series X will have the same stated rates of interest (and interest shall be calculated in the same manner) and "interest payment dates" (herein so called) as the Senior Notes.

         Any payment made in respect to the Company's obligations under the Senior Notes shall be deemed a payment in respect of the Company's related obligations under the Bonds of Series X. The obligation of the Company to make payments with respect to the principal of, premium, if any, and interest on the Bonds of Series X shall be fully satisfied and discharged to the extent that, at any time that any such payment shall be due, the Company shall have paid fully the then due principal of, premium, if any, and interest on, and fees with respect to, the Senior Notes. Until such time as the Trustee shall have received notice from the Senior Debt Trustee that an "Event of Default" under the First Supplemental Indenture has occurred and is continuing, the Trustee shall be entitled to assume that all such payments have been made. Any such notice shall provide the Trustee with information on the principal and interest payments due thereafter on the Bonds of Series X. Any payments of the principal of, premium, if any, and the interest on the Bonds of Series X shall be payable, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the principal office of the Trustee in the City of Chicago, State of Illinois. Interest on Bonds of Series X shall be payable in each case to the holder of record on the record date as set forth below.

         On the Release Date, the Bonds of Series X shall be surrendered to the Company pursuant to the terms of the First Supplemental Indenture and the Company's obligations under the Bonds of Series X from the Release Date forward shall be discharged and deemed satisfied.

         The definitive Bonds of Series X may be issued in the form of Bonds engraved, printed, lithographed on steel engraved borders or typed on safety paper.

         The person in whose name any Bond of Series X is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond of Series X upon any transfer or exchange thereof (including any exchange effected as an incident to a partial redemption thereof) subsequent to the record date and prior to such interest payment date, except that, if and to the extent that the Company defaults in the payment of the interest due on such interest payment date, then the registered holders of Bonds of Series X on such record date shall have no further right to or claim in respect of such defaulted interest as such registered holders on such record date, and the persons entitled to receive payment of any defaulted interest thereafter payable or paid on any Bonds of Series X shall be the registered holders of such Bonds of Series X on the record date for payment of such defaulted interest. The term "record date" as used in this Section 1.01, and in the form of the Bonds of Series X, with respect to any interest payment date applicable to the Bonds of Series X, shall mean the date fifteen days prior to such interest payment date (or the preceding business day if a holiday or other day on which the office of the Trustee is closed), or such record date established for defaulted interest as hereinafter provided.

         Subject to the provisions of Section 2.11 of the Original Indenture, all definitive Bonds of Series X, upon surrender at the principal office of the Trustee, shall be exchangeable for other Bonds of Series X of a different denomination or denominations, as requested by the holder surrendering the same. The Company shall execute, and the Trustee shall authenticate and deliver, Bonds of Series X whenever the same shall be required for any such exchange.

         Notwithstanding the provisions of Section 2.11 of the Original Indenture, no charge shall be made for any exchange of Bonds of Series X for other Bonds of Series X of different authorized denominations or for any transfer of Bonds of Series X, except that the Company at its option may require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge incident thereto.

         The Bonds of Series X shall be redeemed by the Company in whole at any time prior to maturity at a redemption price of 100% of the principal amount to be redeemed, plus any accrued and unpaid interest to the redemption date, but only if the Trustee shall receive a written demand from the Senior Debt Trustee for redemption of all Bonds of Series X held by the Senior Debt Trustee stating that an "Event of Default" under the First Supplemental Indenture has occurred and is continuing and that payment of the principal amount outstanding under the Senior Notes, all interest thereon and all other amounts payable thereunder are immediately due and payable and demanding payment thereof; provided, however, that the Bonds of Series X shall not be redeemed in the event that prior to the date of such redemption the Trustee shall have received a certificate of the Senior Debt Trustee (a) stating that there has been a waiver of such Event of Default, or (b) withdrawing said written demand. The redemption of the Bonds of Series X shall be made forthwith upon receipt of such demand by the Company from the Senior Debt Trustee on behalf of the holders of the Senior Notes or the Trustee.

         The Trustee hereunder shall, by virtue of its office as such Trustee, be a paying agent of the Company for the purpose of the payment of the principal of and premium, if any, and interest on the Bonds of Series X and the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of Series X. Neither the Company nor the Trustee shall be required to make transfers or exchanges of Bonds of Series X for a period of ten days next preceding the mailing of notice of redemption of Bonds of Series X to be redeemed and neither the Company nor the Trustee shall be required to make transfers or exchanges of any Bonds of Series X designated in whole for redemption or that part of any Bond of Series X designated in part for redemption.

         SECTION 1.02. Form of Bonds of Series X. The Bonds of Series X shall be in substantially the following form:

      THIS BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR TRUSTEE UNDER THE
       INDENTURE DATED JANUARY 1, 1999, AS SUPPLEMENTED, BETWEEN TEXAS-NEW
           MEXICO POWER COMPANY AND CHASE BANK OF TEXAS, N.A., TRUSTEE


                           [FORM OF BOND OF Series X]

No. X                                                       $[                ]

                         TEXAS-NEW MEXICO POWER COMPANY
                     First Mortgage Bond, Series X, Due 2009


         Texas-New Mexico Power Company, a Texas corporation (hereinafter called the "Company"), for value received, hereby promises to pay to Chase Bank of Texas, N.A. as Senior Debt Trustee (as hereinafter defined) under the Senior Debt Indenture (as hereinafter defined), or to any successor Trustee under the Senior Debt Indenture, Million Dollars ($ ) or such lesser amount as is equal to the aggregate principal amount of the outstanding Senior Notes (as defined in the First Supplemental Indenture hereinafter defined), in whole or in installments on such date or dates as the Company has any obligation to make payments under the First Supplemental Indenture, but not later than the Maturity Date (as defined in the First Supplemental Indenture), and to pay interest on the unpaid principal amount hereof to the registered owner hereof at such rate per annum on each interest payment date (as hereinafter defined) and at maturity as shall cause the amount of interest payable on such interest payment date (as hereinafter defined) on this Bond to equal the amount of interest and fees payable on such interest payment date (as hereinafter defined) under the First Supplemental Indenture as provided below.

         The principal of, premium, if any, and interest on this Bond are payable at the principal corporate trust office mentioned on the reverse hereof of U.S. Bank Trust National Association (the "Trustee"), or its successor in trust under the Indenture (as hereinafter defined), in the City of Chicago, Illinois, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         The Bonds of Series X have been issued to the Senior Debt Trustee in connection with the issuance of the Senior Notes, to secure the payment when due of all obligations of the Company under the Senior Notes issued under an indenture supplemental (the "First Supplemental Indenture") to the Original Senior Debt Indenture (hereinafter defined) with the Senior Debt Trustee for the purpose of issuing a series of securities in an aggregate principal amount of $175,000,000 to be designated the "6 1/4% Senior Notes Due 2009" (the "Senior Notes"). The Company has executed and delivered to Chase Bank of Texas, N.A. (the "Senior Debt Trustee") an indenture dated as of January 1, 1999 (the "Original Senior Debt Indenture" and together with the First Supplemental Indenture, the "Senior Debt Indenture") to provide for the issuance from time to time of its debentures, notes, bonds or other evidences of indebtedness.

         The interest on this Bond shall be payable on the same dates (each, an "interest payment date") as interest is payable from time to time pursuant to the Senior Notes until maturity of this Bond, or until the occurrence of the Release Date, or, if the Company defaults in the payment of principal due on this Bond, until such principal and interest shall have been paid in full and the Company's obligations with respect thereto discharged as provided in the Indenture (as hereinafter defined). The amount of interest payable from time to time under the Senior Notes, the basis on which such interest is computed and the dates on which such interest is payable are set forth in the First Supplemental Indenture.

         Any payment of the principal of, premium, if any, and interest made in respect of the Company's obligations under the Senior Notes shall be deemed a payment in respect of the respective obligations under the Bonds of Series X. The obligation of the Company to make payments with respect to the principal of, premium, if any, and interest on the Bonds of Series X shall be fully satisfied and discharged to the extent that, at any time that any such payment shall be due, the Company shall have paid fully the then due principal of, premium, if any, and interest on, the Senior Notes.

         On the Release Date (as defined in the First Supplemental Indenture), and subject to the terms and conditions of the First Supplemental Indenture, this Bond shall be surrendered to the Company and the Company's obligations hereunder from the Release Date forward shall be discharged and deemed satisfied.
         This Bond shall not become or be valid or obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee.

         The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, TEXAS-NEW MEXICO POWER COMPANY has caused this Bond to be executed in its corporate name by the manual or facsimile signature of its President or one of its Vice Presidents and its corporate seal to be impressed or imprinted hereon, attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries, and this Bond to be dated.

                                           TEXAS-NEW MEXICO POWER COMPANY,


                                           By:
                                              President

Attest:


         Secretary

(Seal)



                                    Date of Authentication:------------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This Bond is one of the Bonds described in the within-mentioned Indenture.




                           U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee




                                      Authorized Officer



                      [FORM OF REVERSE OF BOND OF SERIES X]

         This Bond is one of an authorized issue of Bonds of the Company known as its "First Mortgage Bonds," limited as provided in the Indenture hereinafter mentioned, issued and to be issued in one or more series under, and all equally and ratably secured (except as any sinking, amortization, improvement, renewal, replacement or other analogous fund established under the Indenture hereinafter mentioned, may afford additional security for the Bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of November 1, 1944, executed to City National Bank and Trust Company of Chicago, as to which Continental Illinois National Bank and Trust Company of Chicago (which later changed its name to Continental Bank, National Association, then to Continental Bank, a banking corporation organized under the laws of Illinois, and then to Bank of America Illinois, a banking corporation organized under the laws of Illinois, who was succeeded by First Trust of Illinois, National Association which later changed its name to First Trust National Association, then to U.S.
Bank Trust National Association), as successor trustee, as Trustee, as supplemented by twenty-five supplemental indentures thereto, including the Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-First, Twenty-Second, Twenty-Third, Twenty-Fourth and Twenty-Fifth Supplemental Indentures which also modified the Original Indenture and the Twenty-Sixth Supplemental Indenture (the "Twenty-Sixth Supplemental Indenture") dated as of January 1, 1999 (said Indenture of Mortgage and Deed of Trust, as so supplemented and modified, being herein called the "Indenture"), to which Indenture reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the holders of the Bonds and the appurtenant coupons and of the Trustee and of the Company in respect of such security, and the terms and conditions upon which the Bonds are and are to be secured.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five per cent in principal amount of the Bonds (exclusive of Bonds disqualified by reason of the Company's interest therein) at the time outstanding, including, if more than one series of Bonds shall be at the time outstanding, not less than sixty per cent in principal amount of each series affected, to execute supplemental indentures amending the Indenture; provided, however, that no such supplemental indenture shall extend the fixed maturity of this Bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, without the consent of the holder hereof.

         As provided in the Indenture, the Bonds are issuable in Series which may vary as in the Indenture provided or permitted. This Bond is one of a series entitled "First Mortgage Bonds, Series X, due 2009" (hereinafter called the "Bonds of Series X").

         Bonds of this series may, upon surrender thereof at the principal office of the Trustee, be exchanged for several Bonds of the same series for a like aggregate principal amount in authorized denominations; and several Bonds of this series, registered in the same name, may, upon surrender thereof at said principal office of the Trustee, be exchanged for one Bond of the same series for a like aggregate principal amount in authorized denominations. No charge shall be made for any exchange of Bonds of this series for other Bonds of different authorized denominations or for any transfer of this Bond, except that the Company at its option may require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge incidental thereto.
         The Company and the Trustee may deem and treat the person in whose name this Bond shall be registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Bond shall be overdue; and all such payments shall be valid and effectual to satisfy and discharge the liability upon this Bond to the extent of the sum or sums so paid.

         If an event of default as defined in the Indenture shall occur, the principal of all the Bonds of Series X may become or be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture and the First Supplemental Indenture.

         No recourse shall be had for the payment of the principal of or the interest on this Bond or for any claim based hereon or otherwise in respect hereof or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty, or otherwise, all such liability being by the acceptance hereof and as part of the consideration for the issue hereof expressly waived and released, as provided in the Indenture; provided, however, that nothing herein or in the Indenture contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any shareholder or any stockholder or subscriber to capital stock upon or in respect of shares of capital stock not fully paid.

         This Bond is nontransferable except to effect transfer to any successor to the Senior Debt Trustee under the First Supplemental Indenture, but is exchangeable by the registered holder hereof, in person or by attorney duly authorized, at the corporate trust office of the Trustee, any such permitted transfer or exchange to be made in the manner and upon the conditions prescribed in the Indenture, upon the surrender and cancellation of this Bond and the payment of any applicable taxes and fees required by law, and upon any such transfer or exchange a new registered bond or bonds or the same series and tenor, will be issued to the authorized transferee, or the registered holder, as the case may be.

         Upon notice being given of the redemption of all or part of the Senior Notes in accordance with the Senior Debt Indenture and such Senior Notes becoming due and payable in accordance with such notice of redemption, the Company shall redeem, on the redemption date specified in such notice a principal amount of Bonds of Series X equal to the principal amount of Senior Notes to be redeemed, at a redemption price equal to the principal amount of such Bonds of Series X to be redeemed, plus a premium, if any, equal to the premium payable on the redemption of such Senior Notes, if any, plus accrued interest to such redemption date.

         Upon payment by the Company of principal, premium, if any, and interest in satisfaction of amounts due and payable in accordance with such notice of redemption of all or part of the Senior Notes, as the case may be, the Company's obligations to make payment with respect to the amounts due and payable with respect to the principal amount of Bonds of Series X to be redeemed shall be satisfied.

         The Company covenants that, prior to the Release Date, it will not take any action that would cause the outstanding principal amount of the Bonds of Series X to be less than the then outstanding principal amount of the Senior Notes.

                                   ARTICLE TWO

                           AMOUNT OF BONDS OUTSTANDING

         The aggregate principal amount of Bonds of the Company outstanding and presently to be issued and outstanding under the provisions of, and secured by the Indenture, will be $275,000,000 consisting of $100,000,000 principal amount of First Mortgage Bonds, Series U, 9 1/4% due 2000, due September 15, 2000 and $175,000,000 principal amount of First Mortgage Bonds, Series X, due 2009, due January 15, 2009, to be issued pursuant to Article Four of the Original Indenture as provided for in this Twenty-Sixth Supplemental Indenture.

         Additional Bonds of Series U and X and of subsequent series created after the execution and delivery of this Twenty-Sixth Supplemental Indenture, may, from time to time, be authenticated, delivered and issued pursuant to the terms of the Indenture.

                                  ARTICLE THREE

                         ADDITIONAL COVENANTS OF COMPANY

         The Company covenants and agrees with the Trustee, for the benefit of the Trustee and all the present and future holders of the Bonds, that the Company will pay the principal of, premium, if any, and interest on all Bonds issued or to be issued and secured by the Indenture, as well as all Bonds which may be hereafter issued in exchange or substitution therefor, and will perform and fulfill all of the terms, covenants and conditions of the Original Indenture, with respect to the additional Bonds to be issued under the Indenture.

                                  ARTICLE FOUR

                                  MISCELLANEOUS

         This instrument is executed and shall be construed as an indenture supplemental to the Original Indenture as heretofore supplemented and shall form a part thereof, and the Original Indenture as heretofore supplemented is hereby confirmed.

         The recitals in this Twenty-Sixth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

         Although this Twenty-Sixth Supplemental Indenture is dated for convenience and for the purpose of reference as of January 1, 1999, the actual date or dates of execution thereof by the Company and the Trustee are as indicated by their respective acknowledgments hereto annexed.

         In order to facilitate the recording or filing of this Twenty-Sixth Supplemental Indenture, the same may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                                  ARTICLE FIVE

                                      FIRST

                                      Land

         The following described lots, pieces, or parcels of land acquired by the Company since the execution and delivery of the Twenty-Fifth Supplemental Indenture dated as of September 10, 1996, are located in the States and in the Counties designated and hereinafter set forth:

STATE OF TEXAS

         Coryell County

         All that piece or parcel of land, situate, lying and being in the County of Coryell, State of Texas, and described as follows: Out of the C. Cazenobe Survey in the town of Gatesville, Coryell County, Texas, and being all of Lot No. 6, and parts of Lots Nos. 2, 3, 9 and 10 in Block No. 9, as shown by the plat of the town of Gatesville, Texas, adopted May 1, 1925, and further described as follows:



         BEGINNING at a point 154 feet E of the S W corner of said Block No. 9, of said town of Gatesville, Texas, in the North line of Saunders Street, at the S W corner of Lot No. 7, in said Block No. 9, --said beginning point being further identified as being at the South or outer edge of the Concrete curb; Thence North with the West line of Lot. No. 7 in Block No. 9, of the Town of Gatesville, Texas, and the fence between this property and the property on the east thereof, now owned by A. H. Meadows, a distance of 100 feet for a corner of this; Thence West and parallel to the North line of Saunders Street, a distance of 50 feet for a corner of this; Thence South and parallel with the East line hereof, a distance of 100 feet to the South or outer edge of the Concrete Curb on the North line of Saunders Street; Thence with the south or outer edge of the said concrete curb and the North line of Saunders Street, East 50 feet to the place of beginning.



                                     FOURTH

                                   Franchises

         All and singular, the corporate, federal, state, municipal and other franchises, permits, consents, licenses, grants, immunities, privileges, and rights owned by the Company and now held by the Company for the construction, maintenance, and operation of electric light, heat, and power plants and systems; for the construction, maintenance; as well as all franchises, grants, immunities, privileges, and rights of the Company used or useful in the operation of the Trust Estate, including all and singular the franchises, grants, immunities, privileges, and rights of the Company granted by the governing authorities of the cities and towns enumerated in the schedule below, and by all other municipalities or political subdivisions, and all renewals, extensions, and modifications of said franchises, grants, privileges, and rights, or any of them, including:

         A.       State of New Mexico

                  None


         B.       State of Texas

                  Municipality                   Expiration Date
                  ------------------------------------------------------------
                  Alvin                          Extended to April, 20 1999
                  Hamilton                       Extended to January 10, 2015
                  La Marque                      Extended to July 31, 1999
                  Texas City                     Extended to September 30, 1999

         IN WITNESS WHEREOF, TEXAS-NEW MEXICO POWER COMPANY has caused this Twenty-Sixth Supplemental Indenture to be signed in its corporate name by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and, in token of its acceptance of the trust created hereby, U.S. Bank Trust National Association has caused this Twenty-Sixth Supplemental Indenture to be signed in its corporate name by one of its Vice Presidents and attested by one of its Assistant Secretaries, all as of the day and year first above written.

                                            TEXAS-NEW MEXICO POWER COMPANY,



(Corporate Seal)                            By:    /s/ M.S. Cheema
                                                ---------------------------
                                                M. S. Cheema
                                                Senior Vice President

Attest:

/s/ Paul W. Talbot
----------------------
Paul W. Talbot
Secretary

                                          U.S. BANK TRUST NATIONAL ASSOCIATION,
                                          as Trustee


                                          By:    /s/ Larry Kusch
                                              -----------------------------
                                              Assistant Vice President

Attest:


  /s/ H. H. Hall, Jr.
----------------------
Assistant Secretary

STATE OF ILLINOIS    )
                     )
COUNTY OF COOK       )


         On this 12th day of January, 1999, before me, S. Rhoden, Notary Public in and for the County and State aforesaid, personally appeared Larry Kusch, to me personally known, and known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be an Assistant Vice President of U.S. Bank Trust National Association, who, being by me duly sworn, did say that he resides in Chicago, Illinois; that he is a Vice President of said U.S. Bank Trust National Association, and that said instrument was signed in behalf of said association by authority of its Board of Directors; and said H. H. Hall, Jr., acknowledged said instrument to be the free act and deed of said association, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed and as the act of said association.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office this 12th day of January, 1999.



                                                           /s/ S. Rhoden
                                                       --------------------
(NOTARIAL SEAL)

STATE OF NEW YORK   )
                    )
COUNTY OF NEW YORK  )


         M. S. Cheema, being duly sworn, deposes and says:

         1. That he is Senior Vice President of TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation, one of the corporations described in, and which executed the foregoing instrument, and is one of the officers who executed the foregoing instrument in behalf of TEXAS-NEW MEXICO POWER COMPANY.

         2. That TEXAS-NEW MEXICO POWER COMPANY, one of the corporations which executed the aforementioned instrument, is a corporation engaged in the States of Texas and New Mexico in the generation, purchase, transmission, distribution and sale of electricity to the public and, consequently, is a utility as described in Section 35.01, Texas Business and Commerce Code, Revised Civil Statutes of Texas.


Subscribed and sworn to before me
this 12th day of January, 1999.

                                                         /s/ Marilyn Weinstein
                                                       ------------------------


(NOTARIAL SEAL)